Exhibit 99.3

SECURITIES LENDING AGREEMENT

This Securities Lending Agreement (“Agreement”) is made on 22nd May 2024 (“Effective Date”) by and between Millennia Capital Partners Limited, with its principal place of business at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Lender”) and Crown LNG Holdings Limited with a principal place of residence or business located at 3rd Floor, 4 Esplanade, St Helier, Jersey, JE4 9WG (“Borrower”). Capitalized terms not otherwise defined herein shall have the meanings provided in Section 1. Each a “Party”, collectively the “Parties”.

THIS AGREEMENT IS NOT AN OFFER OR SOLICITATION TO PURCHASE OR SELL SECURITIES. BORROWER SHOULD NOT EXECUTE THIS AGREEMENT AND OTHER LOAN DOCUMENTS UNLESS BORROWER HAS: (1) READ AND FULLY UNDERSTANDS THE CONTENTS HEREIN; (2) DETERMINED THAT THE TRANSACTIONS CONTEMPLATED HEREIN ARE APPROPRIATE FOR BORROWER AFTER CONSIDERING BORROWER’S FINANCIAL SITUATION AND NEEDS, TAX STATUS, INVESTMENT OBJECTIVES, INVESTMENT TIME HORIZON, LIQUIDITY NEEDS, RISK TOLERANCE, AND ANY OTHER CONDITION OR CONCERN RELEVANT TO BORROWER; AND (3) HAS CAPACITY AND WHEREWITHAL TO POST MARGIN IN THE EVENT OF MARGIN-CALL. IN EXECUTING THIS AGREEMENT BORROWER ACKNOWLEDGES THAT ALL OF THESE CONDITIONS HAVE BEEN SATISFIED AND THAT BORROWER AT ALL TIMES THROUGHOUT HAD CONSULTED LEGAL AND FINANCIAL COUNSEL TO ASSIST IT IN MAKING DECISIONS.

WITNESSETH

WHEREAS, the Borrower is desirous to pledge certain Collateral and in return has requested that the Lender provides one or more loans to Borrower;

WHEREAS, the Lender has agreed to extend one or more collateralized loans to Borrower on the terms set forth herein and Borrower is hereby agreeing to accept a Loan from Lender as determined by Lender and the herein Terms and Conditions;

WHEREAS, upon execution of this Agreement, Lender’s Lien and security interest over the Collateral are hereby affirmed, ratified provided for and established, and from time to time the Parties hereto may enter into transactions in which Borrower will obtain Securities Loans from Lender secured by Collateral Transferred to Lender. Each such transaction shall be governed by this Agreement, which may be amended by the Parties in writing from time to time, and includes any supplemental terms or conditions contained in any Loan Document, as applicable, hereunder;

NOW THEREFORE, in consideration of mutual promises and other good, valuable, and sufficient consideration and mutual covenants, provided for, bargained and accepted, the adequacy and receipt of which is hereby acknowledged, both monetary and in kind, which consideration has materialized and will continue to materialize during the Term thereof, the Parties agree that the fair value of consideration each Party is delivering, accepting, have already exchanged and will continue to exchange, equals to or exceeds the fair value that it is receiving and bargained for, and that such consideration is reasonably just, equitable, fair, sufficient and adequate, the Parties hereto intending to be bound by mutual promises, representations and warranties hereby, agree as follows:

Page 1	Initials:	/s/ Joern Husemoen	/s/ Benjamin Loo
		Borrower	Lender

SECTION 1

DEFINITIONS

1.1 Defined Terms

“Acceleration” means when there is an Event of Default and all funds, sums and amounts due to Lender are accelerated and become due and owed at that time.

“Acknowledgment” means a writing from the Custodial Broker acknowledging receipt of the Collateral.

“Addendum” means a document executed by both Parties amending or supplementing the herein Agreement in written form.

“Advance” shall refer to any sum of money provided by Lender to Borrower or to Borrowers designated account and in all such cases such funds shall be deemed to be a Loan.

“Agreement” means this Agreement and any other addendums or documents in written form which combined constitute as one Agreement, part and parcel.

“Amendment” means a document executed by both Parties which will amend this Agreement and alter its content.

“Approved Loan Amount” means the maximum sum of money or proportionate part thereof that the Lender is willing and able to extend to Borrower in accordance with the Transferred Collateral deposited with Custodial Broker.

“Borrower” means the individual or corporate entity as Borrower described herein, whose intention it is to borrow funds from the herein specified Lender.

“Borrower’s Account” An account belonging exclusively to Borrower and maintained at a commercial bank or the Depository Broker.

“Business Day” means any day other than Saturday, Sunday, or a holiday observed by the Custodial Broker, bank, Transfer Agent, or the principal securities exchange for the securities underlying the Collateral.

“Cash Collateral” means Loan Principal Amount deposited by Lender into Borrowers account at the commercial bank or Depository Broker. The Cash Collateral amount is restricted until such time as it is released by Lender and shall equal the amount to be disbursed by the Lender relative to LTV and Underwriting criterion thereof and can be adjusted or withdrawn by Lender.

“Closing” means when the Loan is funded, and Borrower receives the Principal.

“Closing Date” means a date within three (3) Business Days after the Delivery Date and Verification.

“Closing Statement” shall mean a document issued and executed by Lender at Closing, followed by funding of the Loan which outlines final provisions and terms of the Loan. The Closing Statement will list out gross funding amount as well as net funding amount after deduction of all customary expenses.

“Collateral” means the securities in electronic form pledged to a Custodial Broker. The securities must be freely trading, unrestricted, uncontested by third-Parties, free of any regulatory constraints or limitations, having all necessary announcements filed and made so as not to inhibit the trading, disposal or transfer of the securities. For avoidance of doubt, all dividends, rights, title and interest remain with the borrower until an event of default.

“Confirmation” means a document issued by Lender which references the final provisions and financial terms of the Loan prior to disbursement of the Proceeds.

“Control Account” when applicable, shall be the account owned by the Borrower into which the pledged collateral owned by Borrower with all rights, title and interest will be deposited as Collateral for the Loan. For avoidance of doubt, all associated rights and titles remain with the borrower until an event of default.

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		Borrower	Lender

“Conversions and Calculations” means a process of converting one form of currency into another country’s usable currency based on prevailing exchange rates at the time that the Calculation is made, which Calculation shall be made at the sole Discretion of Lender.

“Cure Period” means five (5) Business Days during which Borrower can remedy curable Event of Default of this Agreement without penalty, each of which remedy, if provided, is described in Section 11 hereof.

“Currency” means that the Parties agree that the Loan shall be funded and computed in currency of the United States Dollar (“USD”). If the Collateral is a security which is priced and traded in a market and currency other than USD the Parties hereby agree to convert to USD at Discretion of Lender for all purposes to the nearest round number and calculate the currency exchange rate to USD from the currency of the market in which the security is traded, according to the rate of a bank decided by the Lender.

“Custodial Broker” shall have the same meaning as “Custody Broker” and means a regulated financial institution selected by Lender as custodian for the Collateral.

“Custodial Broker Fee” shall mean an annual fee charged by Custodial Broker for custody and maintenance of the Transferred Collateral deposited into the Control Account during the Loan Term. At no time will the fee exceed one (1%) percent per year of value of the Collateral as determined on Transfer Day. First year fee is due and payable to Custodial Broker directly. In subsequent years and thereafter, the said fee shall be due and payable to Lender yearly within three (3) days of the yearly anniversary of the Effective Date, beginning with the second anniversary, without reminder or further demand.

“Default Interest” shall mean the rate which Borrower will pay, computed annually starting from the Notice of Event of Default, until all sums due Lender are fully satisfied and discharged. The Default Interest rate shall be the Interest charged herein plus an additional one and one half (1.5%) percent per month, or the maximum amount allowed under the law, whichever is less.

“Delivery Day” means one (1) Business Day after the Transferred Collateral has been received and posted to Control Account at the Custodial Broker and is the date on which Delivery Day is recorded and dispatched to Lender after Custodial Broker’s validation that Collateral has transferred to the Control Account, settled and is ready for a loan.

“Depository Broker” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities.

“Discretion of Lender” means that the Lender has the sole power or right to decide or act according to its own judgment or freedom of choice.

“Encumber” has the same meaning as Encumbrance.

“Encumbrance” is a legal claim on property that affects the owner’s ability to transfer ownership of the property or to mortgage it, lien or pledge it to any other person or entity. Borrower will not be able to encumber the Collateral to any other person or entity.

Encumbrance includes any variation of and shall mean a lien, burden, transfer, pledge, mortgage, borrow, pawn, hypothecation, rehypothecation, repledge, charge, conveyance, repo, transfer or assignment of security interest in Transferred Collateral, restriction, legal charge or cloud on title with all such rights granted to Lender during the Loam Term.

“Event of Default” means any of the events specified in Section 11.1 hereof as a result of an incurable Event of Default in this or any other loan agreement.

“Fair Market Price” hereinafter known as (“FMP”) and mean the lowest of: (a) the average final trading price of the Collateral traded on five (5) consecutive Business Days prior to its transfer to Custodial Broker and recorded as Delivery Day.

“Fair Market Value” hereinafter known as (“FMV”) shall mean the sum, in the currency specified herein, equating to the FMP for each share of stock of the Collateral, multiplied by the total number of such shares Transferred to Lender, cumulative sum of which is the FMV.

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		Borrower	Lender

“Forbearance” shall mean that the Lender will refrain from enforcing the terms of this Agreement in exchange of payment by Borrower, modification of this Agreement or other good and considerable value tendered to Lender.

“Forfeiture” means forfeiture of the Collateral as provided herein with all rights, title and interest transferred to Lender as a result of incurable Event of Default. The Collateral is seized and impounded by Lender as a result of Borrowers willful refusal to comply with the conditions of this Agreement which remain uncured, or as a result of other conditions.

“Hybrid Loan” shall have the same meaning as a Loan with respect to its purpose but shall mean that this Agreement is structured as an Investment and a Loan, resulting in a Hybrid Loan and Investment.

“Interest” means the rate which the Lender charges for the use of its funds expressed as a percentage of Principal borrowed. Interest is computed annually based on all the sums advanced to Borrower or on Borrowers behalf, including that of Cash Collateral and shall be paid to Lender quarterly.

“Invest” shall have the same meaning as herein Investment.

“Investment” shall mean that this Loan may be construed as a speculative Investment. Borrower being considered a sophisticated professional investor, and Borrower being aware of all the risks associated with making a major Investment where the outcome is unpredictable.

“Investment Risk” means that margin borrowing entails risk which is commensurate with any type of a speculative investment where the results and the outcome are both unpredictable and whereby the consequences could be materially negative. Borrower is fully informed of all risks, is a seasoned professional investor and is prepared to accept an unpredictable outcome having realized that this is a speculative undertaking.

“Issuer” shall mean a publicly traded corporate entity that has issued and distributed the shares of its stock on any given publicly traded stock exchange, whose shares comprise part or all of the Collateral.

“Lender” means specifically the legal entity described herein, whose intention it is to lend funds to Borrower, all under the terms and conditions of this Agreement and provision stated thereof.

“Lenders Discretion” shall also mean, “satisfactory to,” “determined by,” “at the Discretion of,” or other similar terms, whereby such terms shall mean at the sole and exclusive determination acceptable to Lender.

“Lenders Remedy” shall mean the termination of this Agreement with all rights and covenants of survivorship, specifically termination of the Loan and retention of the Collateral whereby it is Forfeited to Lender to satisfy all of Borrowers Obligations as provided herein, which may result because of incurable Event of Default by Borrower.

“Lien” means an Encumbrance, however described herein, of any kind and type concerning the subject Collateral. A Lien is granted by Borrower onto Lender during duration of this Agreement, until fully satisfied and released by Lender. The Lien shall consist of transfer of all rights of Collateral to Lender, which rights shall include rights to Encumbrance on title and ownership. The Lien will be released, and Collateral returned to Borrower at Loan Maturity. For avoidance of doubt, all associated rights and titles remain with the borrower until an event of default.

“Lien Rights” refers to a Lien and has the same meaning.

“Loan” means the total amount Advanced to Borrower and due under this Agreement, including all interest, costs, fees, and expenses due to Lender are included within this definition. The Loan includes all fees, costs, sums and charges due to Lender under this Agreement. The Loan shall mean full sum or proportional allotment of funds borrowed by Borrower or Advanced by Lender on behalf of Borrower and all or any part thereof will remain outstanding until fully satisfied and discharged. At the sole Discretion of Lender, all conversions and calculations shall be rounded to the nearest number for convenience purposes.

“Loan Documents” means all agreements and ancillary documents between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time, including any other documents, instruments, Addendums, exhibits, or statements delivered in connection with the Loan, and each document is to be read and construed together in a manner to give meaning and effect to all its provisions.

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		Borrower	Lender

“Loan Maturity” shall mean the date when the Loan will mature and all Obligations hereunder will be due and payable by Borrower to Lender.

“Loan to Value” (“LTV”) means ratio of the Loan to the value of Collateral. The LTV is calculated by dividing the amount borrowed by the FMV.

“Lock Up” shall mean the period agreed to by Borrower and Lender during which the subject Loan may not be pre-paid by the Borrower.

“Market Impact” In the event the Collateral experiences a Material Event, change in underwriting, restriction, Borrowers willful lack of cooperation, or material change in average daily trading volume or price, or negative market dynamics, negative financial implications of Issuer, or regulatory non- compliance by Issuer, then Lender shall have the right to halt or adjust funding based on new underwriting or until such circumstances are dissipated or cured.

“Market Price” means the current sale price of the Collateral trading on any given exchange, either during the normal exchange hours or the last price when the exchange closes for the balance of the trading day.

“Material Event” means any event or possible outcome which may undermine or alter the value of Collateral or prejudice Lenders Lien. A Material Event will accelerate an Event of Default without a Cure Period and provide for disposition of Collateral.

“Maturity” shall have the same meaning as Loan Maturity.

“Maturity Date” shall have the meaning provided in Section 4.1.

“Obligations” shall mean all obligations and liabilities of Borrower to Lender of every kind, type, nature and description, arising out of this Agreement or any other Loan Document.

“Origination Fee” means a one-time fee charged by Lender and deducted from the Principal at Closing.

The subject fee is a commission paid-out to referral agents, including but not limited to documentation and loan preparation fees

“Pay-Off Amount” means the amount in USD that you will need to pay to satisfy the Terms of the Loan. The Pay-Off Amount shall be requested of Lender by Borrower in writing ten (10) Business Days in advance of the actual Pay-Off Date. The Pay-Off Amount shall be sent by wire transfer in USD to the Depository Broker at least three (3) Business Days prior to the Pay-Off Date.

“Pay-Off Date” means the date determined by Lender on which Borrower will tender the Pay-Off Amount to Lender in exchange for Lender releasing the Lien on the Collateral being held at the Depository Broker.

“Parties” when capitalized, the word means both Borrower and Lender and no other. When not capitalized, shall refer to any other third party.

“Principal” means the amount of money borrowed by Borrower under Section 3.1(a) hereof, or the actual amount funded. For purposes of this Agreement, the Principal represents any sum of money, in whole or in part or any combination thereof and in any currency, deposited by Lender into Borrowers commercial bank account or Control Account at the Custodial Broker or advanced to any party on Borrowers behalf in accordance with the terms and provisions of this Agreement.

“Proceeds” means the Principal less any Origination Fee (defined herein), costs, or expenses, if applicable, not paid in advance by Borrower.

“Professional Investor” means that if Borrower is an individual, the Borrower is deemed to be a sophisticated person as determined by Borrowers residency or place of domicile.

“Proof of Funds” means written proof in a manner acceptable to Lender of cash or liquid securities held in the Borrower’s name.

“Registry Agent” shall have the same meaning as Transfer Agent.

“Security Interest” means an enforceable legal claim and lien on Collateral that has been pledged to the Lender to obtain a loan.

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		Borrower	Lender

“Statement of Knowledge” shall mean any statements, representations or warranties which are based upon the knowledge of the Borrower, constructive or otherwise, whether Borrower knew or should have known or was expected to know.

“Stock Exchange” shall mean any publicly traded stock exchange where the securities of Issuer are traded.

“Sub-Custodial” shall mean any regulated financial institution which may sub-custody the Collateral for and on-behalf of the Custodial Broker.

“Term” means the period beginning on Closing Day and ending on Maturity Date. In the event of the Loan being paid out proportionately in tranches, the Term shall begin when each tranche (if any) is funded to Borrower.

“Terms and Conditions” shall mean all of the terms, provisions, covenants, rights, obligations, warranties, representations and conditions.

“Top-Up” means that in the event of a Valuation Event, the Borrower must transfer to Custodial Broker cash or additional securities in accordance with Section 10 of this Agreement and prop-up the Control Account which value has deteriorated.

“Trading Day” shall mean any day other than Saturday, Sunday or any other day on which the Stock Exchange on which the shares of Issuer trade is open, functioning and trading under its applicable rules.

“Tranche” means segments or parts created from a whole, which at all times is determined at the Discretion of Lender.

“Transaction” shall mean the contemplated Loan and this Agreement.

“Transfer Agent” means the entity selected by Issuer to maintain and record the ownership of shares by Issuer of securities.

“Transferred Collateral” shall mean securities of Issuer owned by Borrower free and clear, pledged to the Lender as security for the Loan. For avoidance of doubt, all associated rights and titles remain with the borrower until and event of default.

“Underwriting” means Lender’s Discretionary analyses of Collateral and Borrower with respect to risk and Loan qualification. The Collateral and Principal may be impacted by due diligence as well as underlying financial and economic market dynamics at the time of Loan disbursement.

“Valuation Event” means that the Market Price of the Collateral and the underlying securities or its trading volume has fallen below a pre-defined level reflected in the Closing Statement, creating a material condition where funding must cease until in Lenders sole Discretion, such condition is resolved.

“Verification” means the period in time during which Lender will verify the validity of Collateral for efficacy and legitimacy in accordance with its risk management policy.

“Voting Rights” means the right of legal title holder to vote on matters of corporate policy.

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		Borrower	Lender

SECTION 2

FUNDING PREREQUISITES

2.1 Notwithstanding anything in this Agreement to the contrary, the Lender’s obligation to fund the Loan is subject to the following conditions precedent: (a) execution of this Agreement; (b) Lender’s receipt of Custodial Broker acknowledgment that the Transferred Collateral has been deposited, verified and ready for a Loan; (c) Lender’s, Custodial Brokers and Borrower’s execution of a Custodial Management Agreement (“CMA”) with Custodial Broker; (d) furnish evidence of title; (e) Borrowers and Lender’s cooperation with any due diligence; (f) that all matters are in a manner, substance and form satisfactory to Lender and its counsel; and (g) no occurrence of an event that would be considered an Event of Default.

SECTION 3

LOAN TERMS

3.1 Principal and Interest.

(a)	Subject to the terms and conditions of this Agreement, the Borrower or its nominee will pledge to Lender by transferring into the designated custodian account; up to 730,000 shares of Crown LNG Holdings AS and (hereinafter (“Transferred Collateral”), which shares Lender as consideration for the subject Loan Facility, Thus, Lender hereby agrees to make advances to the Borrower up to United States Dollars Four Million (USD$4,000,000) hereinafter (“Approved Loan Amount”) at Fifty-five Percent (55%) Loan to Value (“LTV”) of the current Market Value of the securities comprising the Transferred Collateral whichever is higher.

(b)	Lender shall deposit United States Dollars Four Million (USD$4,000,000) account of Borrower at the Custodial Broker or an account designated by the borrower.

(c)	The Borrower shall be entitled to the appreciation, should there be any, of the Market Value of the Collateral if the Loan is repaid in full by the Maturity Date.

(d)	The Term Loan shall bear 6.00% effective interest per year calculated annually on outstanding sum of money advanced to Borrower or on Borrower’s behalf and shall be payable quarterly. Interest shall be paid as set forth in Section 3.4(b) below.

3.2 Collateral Currency. If Collateral is a security which is priced in a currency other than United States Dollar (“USD”), the Parties hereto agree to convert the Market Value to USD for all purposes related to this Agreement. Any currency conversion shall be effected by a bank selected by Lender.

3.3 Dividends. Any dividends received on account of the Collateral shall be credited to the Borrower’s account at the Custodial Broker against the Principal at Loan Maturity. Dividends may not be used to offset any sums due to Lender prior to the Maturity Date. If an Event of Default occurs and is not timely cured, at Lenders sole Discretion, the dividends shall be used to satisfy Borrower’s obligations hereunder.

3.4 Payments.

(a)	Payments of interest and principal must be made by wire transfer, certified check, or any method as may be directed by Lender.

(b)	The Lender shall deduct the first interest payment due here under from the Proceeds. The second interest payment shall be due on the first Business Day of each and every 90 days following the Closing Date and interest thereon shall be calculated based on the actual number of days elapsed from the Closing Date, and interest thereon shall be calculated based on the actual number of days elapsed from the due date of the previous interest payment.

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		Borrower	Lender

3.5 Fees and Expenses.

(a)	Origination Fee. Borrower shall pay Lender five percent (5%) of the approved loan amount (the “Origination Fee”) non-refundable and fully earned upon execution of each tranche and Borrow hereby authorizes Lender to deduct the said Fees from the Principal at Closing from the funds Advanced by Lender.

(b)	Potential Principal Increases. If the Market Value of the Collateral increases, Borrower may request in writing that Lender increase the Principal at the same loan-to-value ratio as provided herein. In its sole, reasonable Discretion Lender may determine whether to extend additional funding in addition to the Principal. Borrower may avail itself of the right to request additional funding no more than once every three (3) months. Any such increase shall be affected by a written Amendment to this Agreement.

(c)	Prepayment. During the first Twelve (12) months, there shall be no prepayment, unless (a) there has been a Change in Collateral event or (b) Lender grants written permission for prepayment. Any prepayment of principal shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment. For purposes of this Agreement, “Change in Collateral” means substantially all of the equity of the Issuer is acquired in a cash or stock and cash transaction and the stock or security representing the Collateral ceases to be publicly traded.

(d)	Application of Payments. Funds received from or on behalf of the Borrower pursuant to the terms and provisions of this Loan Agreement shall be applied in the following manner:

(1)	The payment of fees, penalties and expenses due pursuant to any provision of the Loan and related documents, then

(2)	All Obligations, other than accrued and/or unpaid interest or any portion of the outstanding Principal, then

(3)	The payment of accrued and/or unpaid interest, then

(4)	When specifically allowed by the Loan Agreement, payment of the outstanding Principal balance, and then

(5)	The balance, if any, returned to Borrower

SECTION 4

TERM AND MATURITY

4.1 Maturity Date. On the Thirty Sixth (36) Month after the Closing Date (the “Maturity Date”) the outstanding balance of the Facility shall be due and payable. Lender may extend the Maturity Date at the request of the Borrower, which extension must be evidenced in writing and If, within five (5) Business Days after the Maturity Date Lender has not received the full amount due hereunder, Lender will notify Borrower in writing of an Event of Default.

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		Borrower	Lender

4.2 Notice of Intent to Repay. Borrower shall notify Lender in writing that Borrower intends to repay any outstanding balances on the Maturity Date no later than thirty (30) calendar days before the Maturity Date and not earlier than sixty (60) calendar days before the Maturity date by requesting the Pay-Off Amount, and Borrower shall provide Proof of Funds to repay all amounts outstanding under this Agreement no later than fourteen (14) Business Days before the Maturity Date.

4.3 Loan Termination; Return of Collateral to Borrower. This Agreement shall terminate (1) upon satisfaction of all of Borrower’s obligations hereunder, or (2) if an Event of Default has occurred and persists beyond the Cure Period, whichever is earlier, or (3) upon Lender’s notification to Borrower. Within three (3) Business Days of Borrower’s satisfaction of its Obligations hereunder Lender will release and discharge the Lien on the Collateral and return the Collateral, and all received dividends of the Collateral to Borrower. Notwithstanding the foregoing, this Agreement shall be reinstated as if the Loan had not been paid if any payment in respect of the obligations hereunder is declared to be a fraudulent conveyance, preferential transfer, is required to be returned by Lender for any reason, or is rescinded or invalidated for any reason whatsoever. Borrower acknowledges that corporate action by Issuer may modify the Collateral. Cash or securities tendered to Lender as a result of a Valuation Event are part of the Collateral to be returned to Borrower upon satisfaction of its obligations hereunder.

4.4 Closing. Provided the conditions in Section 2 herein are satisfied, then the Closing Date shall occur no later than three (3) Business Days after the Delivery Day, and within three (3) Business Days of the Closing Date and Verification, the Proceeds shall be paid to Borrowers Account at a commercial bank or Borrowers Account at the Custodial Broker.

SECTION 5

LOAN ATTRIBUTES

5.1 Restrictions on Collateral. Upon an incurable Event of Default Lender may request the Custodial Broker to dispose the Collateral in Lender’s control and Borrower shall have no further redemption rights in the Collateral. Lender will credit the Borrower for any dividends received or credited to the Lender’s account, and such credit will be returned to borrower at maturity of the Loan. No dividends will be credited to Borrower if the Issuer does not pay them to the Custodial Broker for any reason whatsoever. Upon written request by Borrower to Lender, the Borrower may use dividends received by Lender to offset any interest due to Lender prior to the Maturity Date.

5.2 First Lien and Security Interest. This Agreement constitutes a valid Term Loan between the Parties, and the Lender will hold and be entitled to a first priority Lien and security interest in the Transferred Collateral over any other party or creditor, and there are no defenses or offsets to the Borrowers obligations to others pursuant to this Agreement or any other Loan Document. Borrower represents and hereby assures that no lien of any type is to be granted nor was granted to any other lender or third-party and neither will the same Collateral be pledged in any way to any other lender or creditor.

5.3 Non-Recourse. Lender agrees that the Term Loan is non-recourse, and Lender will (1) seek recourse against only the Collateral for satisfaction of Borrower’s payment obligations hereunder and (2) make no claim against Borrower or any affiliate, successor, or assign of Borrower (“Borrower’s Affiliates”) or institute any action or proceeding hereunder against Borrower or any of Borrower’s Affiliates for any deficiency remaining after crediting the Collateral to any amounts due Lender; provided, however, that notwithstanding the foregoing Lender may enforce Borrower’s indemnification obligations set forth in Section 13 herein.

5.4 No Benefit Not Stated. Borrower is not entitled to receive any benefit, privilege or right not specifically stated herein. During the Loan Term, all benefits of the Collateral, implied, stated and realized shall at all times inure to the Lenders benefit first, until such time as the Loan is satisfied and all of Borrowers financial Obligations are extinguished.

5.5 Conditions Precedent. The obligations of Lender to make a Loan to Borrower is subject to the satisfaction of the following conditions precedent to the satisfaction of Lender:

(a)	Duly executed Securities Lending Agreement;

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		Borrower	Lender

(b)	The delivery of the securities in electronic form to the Custodial Broker;

(c)	Lender has received written confirmation of Collateral transferred to Lenders Control Account at Custodial Broker;

(d)	Verification of Collateral;

(e)	That all matters, documentation, facts, announcements, representations and regulatory compliance with respect to the Collateral, the Issuer and the Loan have been met and are in final form and substance satisfactory to Lenders Underwriting team and general counsel as well as the Custodial Broker.

SECTION 6

BORROWER’S UNDERTAKINGS AND WARRANTIES

6.1 Actions Adverse to Interest of Collateral. At no time will the Borrower take actions which are adverse to the interests of the Collateral and its value. Nor can the Borrower take or vote upon any action to undermine, subvert, weaken, compromise or diminish the value of Collateral or securities of Issuer. Subject to approval by the lender, the borrower may request to issue additional shares.

6.2 Announcements. Borrower agrees to timely make any and all announcements required by the regulatory agency or Stock Exchange where said securities trade. If Borrower shall refuse or fail to timely make the appropriate Announcement, the Lender may do so on its own accord and on behalf of Borrower.

6.3 Collateral is Unencumbered. Borrower represents and warrants to Lender that as of the Effective Date, the securities comprising the Collateral are Borrower’s property, freely transferable, may be hypothecated and free and clear of any Liens, restrictions, or encumbrances whatsoever, and that Borrower has the right to transfer them, and is not a defendant in any lawsuit where the ownership and control of the securities transferred as Collateral is in question, challenged or subject to confiscation or court order.

6.4 Due Diligence. At any time, Lender or its retained Third Party may conduct Due Diligence on the Borrower, the Collateral and Issuer, and Borrower agrees to further cooperate with the Lender and the Third Party conducting such Due Diligence. The Due Diligence may be retained by Lender and used in its Underwriting and risk assessment.

6.5 Full Disclosure. Borrower further represents and warrants that all statements and documentation it has provided to Lender directly or through its agents in connection with this Agreement are true, complete, and do not omit any material facts or information, which if provided, would have impacted Underwriting prudency. Borrower consents to provide to Lender any and all relevant material information which is necessary for any Lender to conduct a prudent risk assessment evaluation of Issuer and Borrower.

6.6 Further Assurances. Borrower represents and warrants that it shall facilitate the transactions contemplated in this Agreement in a timely fashion and in good faith, including executing any further documents required to affect the purposes of this Agreement. Borrower agrees to provide information necessary to the contemplated transaction in a timely, complete, and accurate manner.

6.7 Knowledge. None of the rights of Borrower arising as the legal and beneficial owner of the Collateral have been surrendered, cancelled or terminated. Borrower has no knowledge of any material non-public information, inside information or similar terms as defined by applicable law with respect to governing the Issuer, which has not been generally disclosed to Lender or the public.

6.8 Non-Reliance. Borrower is acting for its own account and it has made its own independent decisions to enter into this Agreement and as to whether this transaction is suitable and appropriate or proper for it based upon its own paid advisers it has deemed necessary. Borrower further represents and warrants that it has not relied, and that neither Lender nor its employees, assignees, agents, directors or shareholders has made, any representation, advice, or recommendation with respect to the purchase or sale of securities or this Loan, amounts or timing of funding, either directly or through publication. Any written or oral statements of fact prior to the execution of this Agreement are purged and forever deleted, merged, disregarded and held for naught. Only this Agreement in its written form shall be enforceable and decisive with respect to any dealing between Borrower and Lender. Borrower will not have any right or remedy rising out of any representation, warranty or other statement not expressly set out in this Agreement.

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		Borrower	Lender

6.9 No Third-Party Recourse. Borrower hereby agrees that that Borrower will not bring any action or claim against any third party providing any assistance or service to Lender in connection with this Agreement, including, but not limited to, the Transfer Agent, the Custodial Broker, or any agent, assignee, or referral source of the Lender (collectively, the “Lender Third- Parties”; each, a “Lender Third-Party”) who may be acting for or on behalf of the Lender in connection with this Agreement. Borrower hereby agrees to release, absolve, and forever discharge each Lender Third-Party for any liability arising from or in any way relating to actions performed by that Lender Third-Party in connection with this Agreement.

6.10 Professional Investor. Borrower represents and warrants to Lender that Borrower is a “Professional Investor” or an Accredited Investor, that both phrases imply the same, as defined by the Borrower’s domicile or by domicile of Issuer. If Borrower is an entity, the key benefactors of the entity are Professional or Accredited Investors.

6.11 Regulatory Compliance. Borrower acknowledges that it is the sole responsibility of the Borrower to comply with any regulatory requirements pertaining to the Collateral and to bear any costs related thereto. Regulatory Compliance includes announcements and filings of any type.

6.12 Risk of Loss. Borrower represents and warrants to Lender that Borrower will execute this Agreement only if Borrower fully understands the potential risks presented by borrowing against securities on margin, which is highly speculative, and specifically that Borrower may lose and forfeit the Collateral if Borrower cannot repay the Loan, nor be able to post margin or for any other reason which may arise as a result of Event of Default. Borrower is aware of all such risks, has in fact consulted legal professionals throughout the negotiation process and is fully aware of all risks and consequences of margin borrow.

SECTION 7

BORROWER’S ACKNOWLEDGEMENT

7.1 Borrower is aware that market conditions may cause the value of securities to decline, acknowledges that Lender is not responsible for any decline or degradation in the value of the Collateral, and understands that a decline in the Collateral’s value may require the Borrower to furnish additional securities or cash to Lender to increase the Fair Market Value of the Collateral. Borrower understands the risks related to stock lending and has the financial means to post margin upon the occurrence of the events set forth in Sections 11.

7.2 Borrower acknowledges and understands that if an Event of Default occurs and is not cured, Lender will seize the Collateral for its own benefit to satisfy all the Obligations of Borrower.

7.3 Borrower is an insider of the Issuer of the securities comprising the Collateral.

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		Borrower	Lender

SECTION 8

LENDER’S UNDERTAKINGS AND WARRANTIES

8.1 Lender represents and warrants to Borrower that:

(a)	At no time shall the Lender be responsible for any price devaluation, crash, volatility or erratic trading activity of any type. Nor will Lender be responsible for any earnings of Issuer, reporting due by Issuer or any other act or responsibility owed by Issuer to the public at large or to any government body or agency of the Collateral or any news or announcements as a result of this Agreement; the delivery of the securities in electronic form to the Custodial Broker;

(b)	Provided that all the requirements for the Loan have been satisfied, if the Lender fails to initiate disbursement of the Loan within three (3) Business Days of the Closing and Verification Date, Borrower shall have the right to terminate this Agreement and request the return of the Collateral;

(c)	Any Voting Rights whatsoever shall remain with the Borrower, attached to the securities of Issuer or shall be controlled by the person or entity to whom Borrower had assigned them. The Lender shall not retain Voting Rights when they are not assigned on to the Lender. Voting Rights specifically not assigned to the Lender and accepted by the Lender, may not be re-assigned back or transferred on to Borrower. The Lender may reassign only those Voting Rights which it acknowledges written acceptance of.

SECTION 9

LENDER’S ACKNOWLEDGEMENT

9.1 Lender and its loan officers have not provided legal or tax advice of any kind to Borrower in connection with this Agreement or any other matter. Lender has recommended that prior to executing this Agreement Borrower consult a professional tax advisor to determine the tax implications, if any, of engaging in the transactions contemplated by this Agreement. Lender is not an insider of the Issuer of the securities comprising the Collateral. Lender does not provide investment advice and its lending officers and sales personnel are prohibited from so doing.

SECTION 10

LENDER’S RIGHTS AND REMEDIES

10.1 Upon the occurrence of an incurable Event of Default: (i) this Agreement shall continue with respect to the rights granted to Lender; (ii) the Lender may exercise any or all rights and remedies available to the Lender whether available under this Agreement or available at law or in equity: (iii) nor shall Lender be required to account to the Borrower or any other person for the proceeds payable to the Lender on account of any realization or other dealing in respect of the Transferred Collateral; (iv) any bona fide purchaser of the Collateral from the Lender shall acquire the Collateral absolutely, free from any claim or right of whatever kind by the Borrower.

10.2 Prior to or post an Event of Default, the Lender shall not be obligated to exhaust its recourse against the Borrower or any other person or persons or against any other security it may hold in respect to the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as Lender may consider desirable in its own right. The obligations of Lender are contingent upon the obligations of Borrower being performed in entirety. Should the Borrower fail to comply with the herein Terms and Conditions, the Lender will not be obligated to fulfill its commitments either.

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		Borrower	Lender

SECTION 11

EVENTS OF DEFAULT

11.1 Events of Default. In order for there to not be an Event of Default, the Borrower must fulfill in the performance, adherence and observance of any covenant, condition or provision contained in this Agreement and any other Loan Document. In furtherance thereof, the following are Events of Default, which, if not remedied during the applicable Cure Period, if any, shall terminate this Agreement and provide for Acceleration of Loan:

(a)	Borrower has failed to make any payment or sum due under this Agreement when due or has defaulted on any other obligation or representation hereunder which, if it can be cured, is not cured within the Cure Period;

(b)	The securities comprising the Collateral are (A) delisted or (B) their trading is halted for five (5) or more Business Days for any reason other than a Change in Collateral; or verification of an acquisition or a lending institution or equity partner notifies the Issuer of a default, which would or could have a material adverse effect on the value of the publicly traded securities of Issuer, and which default has not been cured at the time of disclosure of such default;

(c)	A lending institution or equity partner notifies the Issuer of a default, which would or could have a material adverse effect on the value of the publicly traded securities of Issuer, and which default has not been cured at the time of disclosure of such default;

(d)	If any of the representations or warranties contained within this Agreement, any other Loan Document or loan application was withheld or shall be materially untrue or misleading;

(e)	Insolvency of Borrower or the Issuer;

(f)	Borrower informs Lender of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects, challenges or repudiates this Agreement or any of its obligations hereunder or disavows Lenders Security Interest into the Collateral; or

(g)	There has been a decline of more than thirty per cent (30%) of the FMP used to calculate the Principal amount as reflected by the average of the last sale price on a national or international securities exchange (the “Default Floor”). If a Valuation Event occurs, then the Borrower will, without additional demand and within five (5) Business Days, automatically transfer to the Custodial Broker a top-up of shares or cash equal to twenty percent (20%) more than the FMV of the Collateral comprising of additional Collateral and cure the herein deficiency within the prescribed time allotted and thereafter a new FMP is established at twenty-five percent (25%) of the original FMP. There shall not be a limit to the number of Valuation Events for purposes of this clause.

11.2 Notwithstanding the Cure Period of five (5) Business Days, in the Event of Default, the Lender; should market conditions require, has the discretion to accelerate the liquidation of the collateral.

11.3 Remedy. If any of the foregoing Event(s) of Default are not cured within the designated Cure Period, Lender shall Accelerate and terminate this Agreement, and all amounts due hereunder shall be immediately due and the Collateral shall be forfeited to Lender together with all rights, title and interest. Borrower shall not seek any legal or equitable remedy, right of redemption, including injunctive relief, from any authority, including, but not limited to, any court, government agency, regulatory authority, transfer agent, stock exchange, or central depository, to prevent, stall or delay Lender from enforcing its rights over the Collateral as a result of an incurable Event of Default. Nothing contained herein shall obligate the Lender to maximize sales proceeds, sell at market, on any specific platform or exchange, or at any specific price, provide accountability on the forfeited Collateral or to qualify the return to Borrower remaining balance of any proceeds.

11.4 Suspension of Funding. If an Event of Default is triggered, the Lender shall have the right to suspend any further Loan funding.

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		Borrower	Lender

SECTION 12

ARBITRATION IN THE EVENT OF DISPUTE

12.1 The Parties hereby agree that any dispute(s) arising out of or in connection with this Agreement, including any question as to its existence, validity, termination, shall be settled by arbitration conducted at and resolved by the latest Singapore International Arbitration Centre rules in force when the Notice of Arbitration is submitted by three (3) arbitrators, save for in- person hearing. In such a case, each Party to the arbitration shall, in accordance with the said rules, appoint one (1) arbitrator and the arbitrators so appointed by the Parties shall in turn mutually select one (1) additional arbitrator. Irrespective of a global pandemic, the place of arbitration shall be Singapore and the proceedings shall be conducted in-person in the English language. The award shall be final and legally binding on the Parties and shall be subject to enforcement in any courts having jurisdiction over the Parties.

SECTION 13

INDEMNIFICATION AND LIMITATION OF LIABILITY

13.1 In no event shall Lender be liable to the Borrower or to any third-party for any indirect, special, consequential, incidental, or punitive damages, opportunity costs, or lost profits arising from or in any way relating to this Agreement, even if Lender has been advised of the possibility of such damages, costs, or lost profits. Borrower for itself, its successors and assigns, agrees to indemnify and hold harmless each of the Lender, any affiliate controlling, controlled by, or under common control with the Lender, and each of their respective officers, directors, and employees (the “Indemnified Parties”), from and against any and all claims, damages, losses, liabilities, fines, penalties, and expenses (including reasonable attorneys’ fees) which may be asserted against any Indemnified Party by any individual, entity, or regulatory or governmental authority arising from or in any way relating to Borrower’s breach of a representation, warranty, or covenant other than payment obligations respecting the Loan hereunder. This Section shall survive the any termination of this Agreement. Either Party shall indemnify and hold the other Party harmless against any and all claims, demands, proceedings, suits, actions, damages, liabilities, losses, expenses and costs (which shall include, but not limited to all costs of defense, investigation and accounting and legal fees) to which the other Party may become subject as a result of the defaulting Party’s fraud, negligence, willful misconduct or breach of any obligation under this Agreement.

SECTION 14

CONFIDENTIALITY

14.1 This Section shall govern the disclosure by a Party to the other Party of certain of the disclosing Party’s confidential and proprietary information in connection with this Agreement.

14.2 Confidential Information, as defined herein, is being disclosed solely to enable the Parties to enter into and perform the Agreement. “Confidential Information” means confidential or proprietary information of the disclosing Party disclosed by or on behalf of the disclosing Party in oral, written, or other tangible form or otherwise learned by the receiving Party in connection with this Agreement that should reasonably be believed to be confidential or proprietary to the disclosing Party, including but not limited to the disclosing Party’s: business practices; sources and methods; customer information; list of clients; banking information; trade secrets; and other confidential or proprietary matters related to the disclosing Party. For the avoidance of doubt, the contents of this Agreement are Confidential Information. The receiving Party: (1) shall not use Confidential Information except in connection with this Agreement; (2) will hold Confidential Information in strictest confidence and shall not disclose Confidential Information to others, except for its employees or agents who require Confidential Information in order to carry out the receiving Party’s obligations under this Agreement and who are subject to binding obligations of confidentiality and restricted use at least as protective as those of this Agreement; (3) will protect the confidentiality of Confidential Information using at least the same level of efforts and measures used to protect its own confidential information, and at least commercially reasonable efforts and measures, including, without limitation, limiting access to Confidential Information commensurate with matters pertaining to this Agreement; and (4) will notify the disclosing Party as promptly as practicable of any unauthorized use or disclosure of Confidential Information by receiving Party, its employees, or agents of which receiving Party becomes aware; provided, however, that the obligations of this Section shall not apply to any Confidential Information that: (A) Recipient knew prior to learning it under this Agreement, as demonstrated by written records predating this Agreement; (B) is now, or becomes in the future, publicly available information other than by an act or omission of the receiving Party; (C) a third party discloses to the receiving Party, without any confidentiality obligations and without any breach of any direct or indirect obligation of confidentiality to disclosing Party, as shown by the receiving Party’s written records contemporaneous with such third- party disclosure; or (D) the receiving Party independently develops without use of or reference to Confidential Information, as demonstrated by the receiving Party’s independent written records contemporaneous with such development.

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		Borrower	Lender

14.3 Notwithstanding other provisions of this Agreement, the receiving Party may disclose Confidential Information to the extent and to the persons or entities requested or required under applicable governmental law, rule, regulation, or order provided that receiving Party (1) first gives prompt written notice of such disclosure requirement to disclosing Party so as to enable disclosing Party, at its sole expense, may seek to limit such disclosure and (2) reasonably cooperates at disclosing Party’s request in any such efforts by disclosing Party.

SECTION 15

MISCELLANEOUS

15.1 Amendments. No amendment or modification to this Agreement (including any Loan Document) shall be valid unless approved or provided for in writing by Lender, provided however, Borrower’s banking information is not part of this Agreement and may be changed unilaterally but such change must be written and executed by the Borrowers authorized representative(s).

15.2 Assignment. Either Party may assign this Agreement in whole or in part without advance notice to the other Party but shall notify the other Party in writing thereafter.

15.3 Acting as Principal. Each Party hereto represents and warrants that it is entering into this Agreement as principal and not as agent of any person or entity.

15.4 Authority to Execute. Each Party hereto represents and warrants that (1) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby and to perform its obligations hereunder, (2) it has taken all necessary action to authorize such execution, deliver, and performance, and (3) this Agreement constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms.

15.5 Bilateral Drafting. Each of the Parties to this Agreement acknowledges that it and their respective counsel jointly contributed to the drafting of this Agreement, and further agrees that the presumption that a contract must be construed against its drafter shall be inapplicable to interpretation of any portion of this Agreement. Borrower hereby waives any rule of construction that requires ambiguities in agreements to be construed against the drafter.

15.6 Clog on Redemption. This Agreement is not a mortgage and will not be construed as a mortgage by the Parties or any tribunal or court of law. This is a Hybrid Loan requiring an Investment through Transfer of Collateral to Lender. In case there is an Event of Default, Borrower shall not have equity of redemption or right to redeem the Transferred Collateral and no incurable Event of Default shall be construed as a clog on equity of redemption and Lenders right to forfeiture of the Collateral will trump and supersede any right of redemption. No provision of this Agreement or any action of Lender upon an incurable Event of Default will be construed as a clog on equity of redemption and Lenders right to forfeiture of Collateral is absolute and final. Borrower shall be able to redeem the Collateral after the Lock-Up period, provided that all Obligations of Borrower are satisfied, and the Loan has not experienced an incurable Event of Default.

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		Borrower	Lender

15.7 Consideration. The provisions in this Agreement constitute adequate, fair and sufficient consideration and any argument for lack thereof is hereby expressly waived and shall not be raised. For purposes of this provision, consideration does in fact include Lender advising, coordinating, arranging, and consulting in the financial structure of this Agreement, sufficiency of which is hereby acknowledged. Consideration will include monetary and non-monetary exchanges, services, and other covenants, which are mutually recognized, provided and exchanged.

15.8 Conversion. Lender reserves the right to dispose the collateral upon an incurable Event of Default. Such conduct shall not take place to deteriorate market value of the Collateral and will be conducted in strict observance in order to maintain market price and integrity of the Collateral. However, at no time will the Lender be responsible for degradation of the of the stock value, whether owing to action(s) or inaction(s) of Lender.

15.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

15.10 Damages. Neither liquidated damages nor forfeiture by Lender shall constitute a penalty, rather enforcement events prescribed herein shall represent the satisfaction of Borrower’s obligations as renumeration and reflect a true and genuine pre- estimate of costs incurred by Lender for services associated with this Agreement.

15.11 Errors and Omissions. Borrower expressly agrees and acknowledges that it has had reasonable opportunity to obtain the assistance of its own counsel to fully review and participate in the negotiation and revision of any of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement prior to execution; and the decision of whether or not to seek advice of counsel with respect to this Agreement is the sole responsibility of Borrower. Therefore, under no circumstances shall Lender be liable to Borrower for any errors or omissions in this Agreement that may be disadvantageous to Borrower, or which may result in claims of actual or alleged or perceived harm to Borrower. Borrower further expressly agrees and acknowledges that any errors or omissions and balance of equities in the Agreement shall be strictly construed to favor the Lender. Once this Agreement is fully executed by both Parties, Borrower fully and completely waives all rights to correct any such errors or omissions, or to seek redress against Lender for any such errors or omissions, whether by arbitration, lawsuit or any other equitable remedy. In addition, if Borrower, or anyone on its behalf, makes a demand or claim for liability against Lender that arises out of, results from, or relates in any way to any such error or omission in this Agreement, Borrower shall indemnify, defend, and hold harmless Lender from any such liability which may be incurred as the result of such demand or claim, including court costs and attorneys’ fees. Lender hereby expressly disclaims any implied warranty or representation as a result of any error or omission.

15.12 Fiduciary Duty. This Agreement is not intended to create or impose any Fiduciary Duty between the Parties. No dealing of any type between the Parties shall create or imply a Fiduciary Duty or any other duty, including the implied covenant of good faith and fair dealing. This Agreement does not and shall not imply or present the appearance that there is a trustee or Fiduciary Duty of any type. Borrower is not entitled to common law rights which are not expressly identified and provided for herein. The Parties hereby waive, to the fullest extent permitted by applicable law, any and all Fiduciary Duties that, absent such waiver, may be implied by law, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another are only as expressly set forth in this Agreement. Lender does not owe any specific accountability to Borrower which is not stated within this Agreement.

15.13 Force Majeure. “Force Majeure” means one or more temporary or permanent events, conditions, or circumstances preventing Lender from fulfilling a responsibility under this Agreement and includes, without limitation, acts of God, fire, flood, riot, war, stock market crash, civil unrest, terrorism, natural disasters, storms, population quarantine, epidemics, failures of utilities or telecommunications providers, government or regulatory actions, material volatility in securities of Issuer, or unscheduled bank holidays. Notwithstanding anything in this Agreement, Lender will not be liable to the Borrower for failure to fulfill any of its obligations hereunder to the extent it is prevented or impeded by Force Majeure. If Lender is prevented by Force Majeure from fulfilling its obligations hereunder, it shall, to the extent practicable, provide Borrower with initial oral notice of its incapacity, and as soon as possible thereafter shall provide a detailed, written narrative explaining its circumstances. Lender will make its best efforts to circumscribe or neutralize the Force Majeure, will notify the Borrower in writing of the removal of the Force Majeure condition, and will notify Borrower when it will resume performance of its obligations hereunder. This clause is applicable to Lender only and does not apply to Borrower and at no time will the Borrower use this clause to dismiss, extend or invalidate its responsibilities under the Terms and Conditions of this Agreement.

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		Borrower	Lender

15.14 General Release. For consideration herein provided, Borrower hereby releases, absolves and forever discharges Lender and their respective successors, assigns, partners, directors, officers, shareholders, agents, attorneys, transferees, and employees from any and all claims, legal fees, loses, set-offs, demands, cross-actions, controversies, causes of action, suits, damages, rights, torts, accusations of fraud, failings to act, negligence, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, actual or contingent, now held, owned or possessed by Borrower, or which Borrower may, as a result of any actions or inactions occurring on or prior or after the execution of this Agreement, and hereafter hold or claim to hold or be entitled to under common law or statutory right, arising, directly or indirectly out of the Loan or any of the Loan Documents or any of the documents, instruments or any other transactions contemplated thereby. Borrower understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and the final bar to any or all suit or suits pending, or which may hereafter be filed or prosecuted by Borrower, or anyone claiming by, through or under Borrower, in respect of any of the matters described herein may hereafter be had from anyone whomsoever.

15.15 Each Party to Bear Own Costs. Lender and Borrower shall each pay its own costs and expenses incurred in the negotiation, preparation, execution or enforcement of this Agreement.

15.16 Governing Law. This Agreement is be governed by the laws of Hong Kong without regard to conflicts of laws.

15.17 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.18 Hong Kong Disclosure. Borrower hereby attests that the Hong Kong Money Lenders Ordinance (“MLO”) does not apply to this transaction by virtue of one or more of below exemptions afforded under the MLO which the Borrower is claiming by attesting under oath, which exemptions include:

(a) this loan is deemed to be a commercial loan; b) Borrower is a Professional/Accredited investor and does not meet the protection covenants of the MLO; c) this loan is made to a company secured by a mortgage, charge, lien or other encumbrance, d) the loan is made to a company there the loan forms a part of a transaction involving the export or import, as the case may be, of those goods or services: e) the loan is made to a company that has a paid up share capital of not less than $1,000,000 HKD or an equivalent amount in any other approved currency; f) the loan is made bona fide for the purchase of immovable property on the security of a mortgage of that property and a loan made bona fide to refinance such a mortgage; g) a loan upon terms involving the issue by a company of debentures or other securities in respect of which a prospectus has been registered under the Companies Ordinance (Cap.32. (Amended 28 of 2012 ss. 912 & 920); h) a loan made to a company the shares or debentures of which of which are listed on a recognized stock market as defined in section 1 of Part 1 of Schedule 1 to the Securities a nd Futures Ordinance (Cap.571); or (Replaced 5 of 2002 s. 407), by any other stock market declared in writing, by the Securities and Futures Commission referred to in section 3(1) of the Securities and Futures Ordinance (Cap.571), to be approved for the purposes of this paragraph; i) a loan made to the subsidiary of a company referred to in paragraph 14.

Alternatively, the Lender hereby certifies that the Lender transacted in insufficient number of loans in a 12-month period to be considered a money lender; this loan is incidental to the business of the Lender and is not its primary business; the Lender did not solicit or induce a loan from the Borrower and is consummated outside the jurisdictional territory of Hong Kong and the Lender does not engage in, advertises or announces itself to be in the business as a money lender.

15.19 Inconsistent Clauses. It is possible that this Agreement and any additional Loan Documents or Addendums may accidently contain clauses or provisions which may appear to be inconsistent or conflicting. It is mutually agreed between the Parties that should a dispute arise as to the inconsistent or conflicting clauses or provisions; the Lender reserves the right to strike any such inconsistent or conflicting clause or provision and retain the clause or provision most favorable to Lender. Should any court of law or arbitration tribunal similarly deem that the Loan Documents contain inconsistent or conflicting clauses or provision, the same will be incorporated whereby the surviving clause or provision which will survive and be enforceable will be the one which will be most favorable to Lender.

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		Borrower	Lender

15.20 Integration. This Agreement is the final agreement between the Parties hereto and supersedes all prior understandings, agreements, and communications regarding the matters set forth herein and any previous material, discussions or understanding are hereby purged.

15.21 Mitigation. The Lender is not required to undertake any action to mitigate Lenders damages or amounts owed by Borrower to Lender.

15.22 Entire Agreement. This Agreement may only be amended in writing and signed by both Parties as an Addendum. This Agreement contains the whole agreement between the Parties and neither Party has relied upon any oral or written representation made to it by the other Party, its employees or agents. Each Party has made its own independent investigations into all matters relevant to this Agreement.

15.23 Āon-Disparagement. The Borrower agrees not to make, or to incite or encourage any other person to make, any communication disparaging to, or critical of, the Lender, Custodial Broker or sub-Custodial, its affiliates, or any of their respective officers, directors, or employees.

15.24 Āotices. No Notice of any type is due by one Party to the other unless and specifically stated herein. Any notice regarding this Agreement shall be in writing, and may be sent by regular or express mail, electronic mail, or by courier to the Party at the address set forth below, and shall be deemed received upon the earlier of the date such notices are dispatched or received.

To Lender:

Millennia Capital Partners Limited

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola, British Virgin Islands

Email: admin@millenniacp.com

To Borrower:

CROWN LNG HOLDINGS LIMITED

CO/ Ogier Global (Jersey) Limited

3rd Floor, 4 Esplanade

St Helier, Jersey

JE4 9WG

Email: CFO@CROWNLNG.COM

A Party shall designate a new address for notices by written notice in writing to the other Party.

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		Borrower	Lender

15.24 Severability. If any provision of this Agreement is unenforceable, then such provision will be amended as necessary in Lenders favor to render it valid and enforceable or, if such amendment is impermissible or impracticable, the extant provision shall be removed, and the remainder of this Agreement shall be enforceable.

15.25 Singular, Plural, etc. In this Agreement, words importing the singular shall include the plural and vice versa and words importing gender or gender neutral, will include masculine, feminine and neutral gender to include an entity. Unless the context otherwise requires, any reference to a “party” herein is a reference to a party hereto. Any references to “including” or “includes” means “including (or includes) without limitation”. A Party means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust or unincorporated organization.

15.26 Statement of Knowledge. For purposes of this Agreement, the Borrower shall be deemed to have knowledge of a particular fact or matter referenced herein, unless otherwise qualified hereunder means a statement of the Borrower declaring knowledge of the actual facts or circumstances to which such phrase relates having made inquiries or investigations in connection with such facts and circumstances, Borrower having conducted reasonably diligent inquiry into the relevant subject matter.

15.27 Suitability. Borrower has carefully considered, and has discussed with the Borrowers own professional legal, tax and financial advisers the suitability of this Agreement and Investment and has fully considered for purposes of this Loan the risks of this Investment, and understands that (i) this loan is an Investment and is suitable only for the investor who is able to bear the economic consequences of losing its entire Investment, (ii) the margin loan backed by the Securities is a speculative Investment which involves a high degree of risk, (iii) that there is lack of predictability in final loan amount, (iv) potential forfeiture of the Collateral, (v) that there are various unforeseen financial implications, independent and dependent on actions of Borrower, including the fluctuating and final value of the Collateral; and (vi) Borrowers inability to receive back the Collateral in the Event of Default and its adverse or diminished or non-existent value.

15.28 Survival. All of the Borrower’s representations, warranties, promises, waivers, obligations, releases, indemnities and covenants made in this Agreement shall survive any termination of this Agreement, and all of the Lender’s rights, benefits, and interests shall survive the termination of this Agreement.

15.29 Termination. Early Termination or rescission is not permitted under the Agreement and this Agreement will be valid and in full force and effect after its execution for its full term provided for herein. This Agreement can only be terminated after its full maturity or as stipulated herein and for no other reason. All enforcement covenants, warranties, representations, conditions, releases of liability and waivers will survive termination. No other equitable relief may be obtained, but only which is hereby expressly agreed upon in writing by the Parties and here so stated.

15.30 Validity. All of the terms and conditions of this Agreement shall be in full force and effect upon its execution and is irrespective of the amount funded by Lender. After the execution of this Agreement by both Parties, it is mutually understood and agreed that this Agreement may only be terminated by Lender in writing upon written release by Lender of Borrowers Obligations. A waiver or omission of any one covenant or provision shall not invalidate any other covenant or provision. At no time will the amount funded weight-in on the validity or enforceability of this Agreement.

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15.31 Waiver. No waiver of any provision of this Agreement shall be effective unless agreed to in writing by the Party against whom such waiver is asserted, including any and all Events of Default by Borrower. By exercising, omitting, delaying or failing to exercise any of its rights, options or elections afforded to Lender hereunder, the Lender shall not be deemed to have waived any breach or declaration of an Event of Default on the part of Borrower or to have released Borrower from any obligations hereunder, unless such waiver is in writing and is signed by the Lender. In all circumstances, the Lender reserves the right to delay the declaration of an Event of Default, should the Lender in its sole opinion choose to do so, and no such delay shall in any way be deemed to have been a waiver. Borrower will not undermine the Collateral, nor seek injunctive relief from any court of law, regulatory body, transfer agent, or stock exchange requesting to invalidate, suspend, limit, impede, terminate or restrict this Agreement during its Term. Injunctive relief by Borrower or any interference by Borrower or central depository agency shall be an immediate and an incurable Event of Default. Borrower will not interfere in any way or challenge the validity or enforceability of this Agreement and the same shall be a Breach thereof. Borrower will not take any suit or action against third Parties or affiliates who may be acting on behalf of or for the Lender within the scope of this Agreement any dispute or controversy with third Parties arising from this Agreement will solely be limited to this Agreement which must be resolved in accordance with the arbitration agreed to herein. It is hereby agreed that third Parties such as the Depository Broker, Global Custodial, sub-custodians, Transfer Agent, referral sources or other affiliates, agents, or assignees of Lender facilitating the scope of this Agreement are hereby indemnified, released, forever discharged and absolved from any claim, controversy or action whatsoever. In case of an incurable Event of Default, unjust enrichment, right of redemption, overreaching and extreme remedy is hereby forever waived by the Borrower and the Borrower will not assert any right or claim against the forfeited collateral or against Lenders arbitrary, self-serving and subjective interpretation and enforcement of this Agreement. No waiver is asserted or claimed against the Lender which affirms Lenders dominion and right to foreclose, deal-in or transact in the Collateral. Borrower agrees and acknowledges that Lender reserves the right to, in Lenders sole discretion, to unilaterally alter and modify the terms and conditions of this Agreement to reflect any changes in laws, policies, rules or regulations of any stock exchange or Custodian Broker, errors in this Agreement or any other Loan Document, due diligence or any material discoveries to Collateral or Issuer, which in Lenders sole opinion may violate law or regulations or undermine Lenders Collateral or expose Lender to unnecessary risk, including as a result of Material Event or Market Impact, and up to the moiety or more of the Collateral may be unfunded against and all claims against the Lender are hereby discharged and held for naught. The Lender shall not be obligated to exhaust its recourse against the Collateral or any person or against any other security it may hold in respect to Obligations of Borrower, before realizing upon or otherwise dealing with the Collateral in such manner as Lender may consider necessary or benefiting in its own right. Partial payments or payments accepted after their due date shall not invalidate, waive or diminish Lenders rights afforded herein.

15.32 Waiver of Redemption Rights. This is a Stock Loan and Borrower expressly waives the benefit of all laws now existing or hereafter enacted providing for redemption of a right or redemption from any sale of Collateral made under this Loan as a result of incurable Event of Default and Borrower hereby releases all rights of redemption to which Borrower would otherwise be entitled, when the Collateral is forfeited and disposed of as a result of an incurable Event of Default.

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OTHER IMPORTAĀT DISCLOSURES

BY AGREEING TO AND ACCEPTING THIS AGREEMENT BORROWER AGREES AND ACKNOWLEDGES THAT HE, SHE, OR IT HAS READ AND FULLY UNDERSTANDS THE IMPORTANT DISCLOSURES DESCRIBING RISKS AND CHARACTERISTICS OF THE LOAN, INCLUDING, BUT NOT LIMITED TO: POTENTIAL LACK OF REGULATORY PROTECTION; RISKS ASSOCIATED WITH EACH TYPE OF COLLATERAL IF MORE THAN ONE APPLIES; LENDER’S RIGHT TO LIQUIDATE THE COLLATERAL IN CASE OF AN EVENT OF DEFAULT; INABILITY OR REFUSAL TO POST MARGIN WHEN REQUIRED, AND FACTORS THAT DETERMINE THE AMOUNT OF FUNDING RECEIVED FROM LENDER OR LOAN AMOUNT PAID TO BORROWER IN CONNECTION WITH THE COLLATERAL. AT ALL TIMES THE LENDER WILL HAVE DOMINION OVER THE TRANSFERRED COLLATERAL INCLUDING FULL LIEN AND ENCUMBRANCE RIGHTS OVER THE TITLE. FOR AVOIDANCE OF DOUBT, ALL ASSOCIATED RIGHTS AND TITLES REMAIN WITH THE BORROWER UNTIL AN EVENT OF DEFAULT. MARKET CONDITIONS MAY CAUSE THE COLLATERAL TO DECLINE AND LENDER IS NOT RESPONSIBLE FOR ITS DEGRADATION. FUNDING AT ALL TIMES IS BASED ON MARKET CONDITIONS AND MATERIAL CHANGES MAY CAUSE UNDERWRITING TO CHANGE, FUNDING TO BE PROPORTIONATE TO RISK OR SUSPENDED. BORROWER WILL NOT USE LOAN PROCEEDS FOR ANY ILLEGAL ACTIVITY.

BORROWER UNDERSTANDS THAT MARKET CONDITIONS OR FORCE MAJEURE MAY CAUSE LENDER TO ADVANCE THE LOAN IN DISBURSEMENTS OR POSTPONE FUNDING, THE COLLATERAL TO REMAIN WITH THE LENDER. A DEFAULT OF THIS HYBRID LOAN WILL CAUSE FORFEITURE OF THE COLLATERAL. A DEFAULT WILL CANCEL LENDERS OBLIGATIONS TO BORROWER. BORROWER CONCEDES TO LENDERS RIGHT TO TRANSACT IN THE COLLATERAL. LENDER DOES NOT GUARANTEE FUNDING DUE TO VOLATILITY OF THE COLLATERAL AND ALL FUNDING IS AT LENDERS SOLE DISCRETION UNTIL DISBURSEMENT.

BY AGREEING TO AND ACCEPTING THIS AGREEMENT BORROWER AFFIRMS THAT HE, SHE, OR IT HAS DETERMINED THAT ACCEPTING THE LOAN AND PARTICIPATING IN THE TRANSACTIONS CONTEMPLATED HEREIN ARE APPROPRIATE FOR BORROWER AND THAT IN MAKING SUCH DETERMINATION BORROWER HAS CONSIDERED BORROWER’S FINANCIAL SITUATION AND NEEDS, TAX STATUS, INVESTMENT OBJECTIVES, INVESTMENT TIME HORIZON, LIQUIDITY NEEDS, RISK TOLERANCE, AND ANY OTHER RELEVANT INFORMATION. BORROWER UNDERSTANDS THAT LENDER HAS MADE NO DETERMINATION AS TO THE SUITABILITY OF THE LOAN OR THIS INVESTMENT FOR BORROWER. DURING THE LOAN TERM, UNTIL OBLIGATIONS OF BORROWER ARE SATISFIED, ALL BENEFITS, PROCEEDS AND PROFITS OF THE COLLATERAL INURE TO THE BENEFIT OF LENDER. FOR AVOIDANCE OF DOUBT, ALL ASSOCIATED RIGHTS AND TITLES REMAIN WITH THE BORROWER UNTIL AND EVENT OF DEFAULT. NO NOTICE OF ANY TYPE IS DUE TO BORROWER OTHER THAN THE NOTICES PROVIDED FOR HEREIN. DURING THE PENDENCY OF THE LOAN, BORROWER IS NOT ENTITLED TO RECEIVE OR RETAIN ANY BENEFITS OR RIGHTS NOT SPECIFICALLY STATED OR CONTEMPLATED HEREIN. AT ALL TIMES FUNDING IS AT THE DISCRETION OF LENDER AND COMMENSURATE TO MARKET RISKS AND COLLATERAL FUNDAMENTALS. A MATERIAL EVENT MAY ACCELERATE EVENT OF DEFAULT WITHOUT AN OPPORTUNITY TO CURE AND PROVIDE FOR UNTIMELY DISPOSITION OF COLLATERAL.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the Effective Date and have agreed to proceed in accordance with all the conditions, covenants, warranties, assurances and provisions herein stated.

Millennia Capital Partners Limited

Signed:	/s/ Benjamin Loo
Name:	Benjamin Loo
Title:	Director

Crown LNG Holdings

Signed:	/s/ Joern Husemoen
Name:	Joern Skule Husemoen
Title:	Authorized Signatory - Director

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